    As filed with the Securities and Exchange Commission on July 22, 1996
                                              Registration No. 333-___


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933

                              SHIVA CORPORATION
            (Exact name of registrant as specified in its charter)

      MASSACHUSETTS                                      04-2889151
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

28 Crosby Drive, Bedford, Massachusetts                           01730
(Address of Principal Executive Offices)                       (Zip Code)

                        AIRSOFT, INC. 1993 STOCK PLAN
                AND CERTAIN INDIVIDUAL STOCK OPTION AGREEMENTS
                           (Full title of the plan)

                               FRANK A. INGARI
                              SHIVA CORPORATION
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               28 CROSBY DRIVE
                         BEDFORD, MASSACHUSETTS 01730
                                (617) 270-8300
          (Name and address including zip code and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
                                             Proposed
                               Maximum       Maximum       Proposed
Title of          Amount       Offering      Aggregate     Amount of
Securities to     to be        Price Per     Offering      Registration
be Registered     Registered   Share (1)     Price(1)      Fee
- -----------------------------------------------------------------------
Common Stock      119,076      $6.4108       $763,375.82   $263.23
par value $.01
per share


- ----------

(1) Computed on the basis of the average exercise price of unexercised options pursuant to Rule 457(h) of the Securities Act of 1933, as amended.


          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.      Plan Information
             ----------------

      The information required by Part I of Form S-8 is included in documents sent or given to participants in the AirSoft, Inc. 1993 Stock Plan and the persons who are parties to individual stock option agreements pursuant to which shares of Common Stock of Shiva Corporation, a Massachusetts corporation (the "Registrant"), are registered hereunder.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

      (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such financial statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

      (c) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities
            -------------------------

      Not applicable.

Item 5.     Interests of Named Experts and Officers
            ---------------------------------------

      Not applicable.

Item 6.     Indemnification
            ---------------

      Article 6 of the Registrant's Restated Articles of Organization provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that (1) the Massachusetts Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty, or (2) the act or omission occurred prior to the effective date of the provision.

      Section 2 of Article V of the Registrant's Restated By-Laws provides that directors, officers, employees and other agents of the Registrant and any person who, at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which the Registrant directly or indirectly owns shares or of which it is a creditor shall be indemnified by the Registrant against all cost, expense (including attorneys' fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which he may be made a party or otherwise involved or with which he shall be threatened, by reason of his being, or related to his status as a director, officer, employee or other agent of the Registrant or of any other organization in which the Registrant directly or indirectly owns shares or of which the Registrant is a creditor, which other organization he serves or has served as director, officer, employee or other agent at the request of the Registrant (whether or not he continues to be an officer, director, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts.

        Chapter 156B of the General Laws of Massachusetts (the "Massachusetts Business Corporation Law") prohibits the elimination or limitation of directors' liability for any of the following:

            (a) Breaches of the director's duty of loyalty to the Registrant or its stockholders;

            (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

            (c) Acts covered by Sections 61 or 62 of the Massachusetts Business Corporation Law (which relate generally to the liability of directors for authorizing distributions to stockholders at a time when the Registrant is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Registrant which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders); and

            (d) Transactions from which the director derived an improper personal benefit.

      The Massachusetts Business Corporation Law authorizes Massachusetts corporations to indemnify directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in the best interests of the corporation.

      The right of indemnification is in addition to any rights to which any such person may otherwise be entitled and inures to the benefit of the executors or administrators of each such person. The Registrant may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section is subject to amendment or repeal only by action of the stockholders.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The Registrant maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties. The Registrant also maintains insurance covering the Registrant against indemnification payments to its directors and officers for certain liabilities. However, to the extent such coverage is inadequate to cover claims against directors or officers, the Registrant may be required pursuant to the By-Laws to reimburse the directors or officers for the uninsured portion of such claims. In such an event, the Registrant's indemnification obligations to its directors and officers could have a material negative impact on the Registrant's financial condition and on stockholder equity.

Item 7.     Exemption from Registration Claimed
            -----------------------------------

      Not applicable.

Item 8.     Exhibits
            --------

      The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.     Undertakings
            ------------

      1.  The Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 19th day of July, 1996.


                                          SHIVA CORPORATION


                                          By: /s/ Frank A. Ingari
                                              ------------------------------
                                                  Frank A. Ingari
                                                  President and Chief
                                                  Executive Officer



                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Shiva Corporation hereby severally constitute Frank A. Ingari, Cynthia Deysher and M. Elizabeth Potthoff, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Shiva Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                             Date
- ---------                     -----                             ----

/s/ Frank A. Ingari           President, Chief Executive        July 19, 1996
- ----------------------        Officer and Chairman of the
Frank A. Ingari               Board (Principal Executive
                              Officer)

/s/ Cynthia Deysher           Senior Vice President,            July 19, 1996
- ----------------------        Finance and Administration
Cynthia Deysher               and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ David C. Cole             Director                          July 19, 1996
- ----------------------
David C. Cole


/s/ Henry F. McCance          Director                          July 19, 1996
- ----------------------
Henry F. McCance


                              Director
- ----------------------
L. John Doerr

/s/ Paul C. O'Brien           Director                      July 19, 1996
- ----------------------
Paul C. O'Brien


                              Director
- ----------------------
Mitchell E. Kertzman

                                  EXHIBIT INDEX

Exhibit
Number      Description                                                 Page
- ------      -----------                                                 ----

4.1  (1)    Restated Articles of Organization of the
            Registrant, as amended                                        -

4.2  (2)    Restated By-Laws of the Registrant, as amended                -

5.1         Opinion of Hale and Dorr                                      9

10.1 (3)    Agreement and Plan of Merger dated as of
            June 16, 1996 by and among Shiva Corporation,
            a Massachusetts corporation, SV Acquisition
            Corp., a Delaware corporation, and AirSoft,
            Inc., a Delaware corporation                                  -

23.1        Consent of Hale and Dorr (included in Exhibit 5.1)            -

23.2        Consent of Price Waterhouse LLP                              10

24.1        Power of Attorney (included on the signature page
            of this Registration Statement)                               -










- ------------------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, filed October 24, 1994 (Registration No. 33-84884), as amended by Amendment No. 1, filed November 4, 1994; Amendment No. 2, filed November 8, 1994; and Amendment No. 3, filed November 16, 1994.

(2) Incorporated by reference from the Registrant's Form 10-K, filed October 24, 1994.

(3) Incorporated by reference from the Registrant's Form 8-K, filed June 27, 1996, as amended bu Amendment No. 1 on Form 8-K/A filed July 9, 1996.